UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2022 (June 27, 2022)

Elevance Health, Inc.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Virginia Ave

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 331-1476

Anthem, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ELV	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 18, 2022, the shareholders of Anthem, Inc. (the “Company”) approved a proposal to amend the Company’s Amended and Restated Articles of Incorporation (as so amended, the “Articles”) to change the name of the Company to Elevance Health, Inc., as disclosed in the Company’s definitive proxy statement for the 2022 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on April 1, 2022. The amended Articles were effective on June 27, 2022, upon filing with the Indiana Secretary of State. The foregoing description is qualified by reference to the full text of the Articles, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

The Board of Directors of the Company approved the amendment of the Company’s Bylaws (as so amended, the “Bylaws”) to reflect the change of the Company’s name to Elevance Health, Inc., which amendment was subject to, and conditioned upon, the shareholders of the Company approving the amendment to the Articles and such amended Articles being filed with the Indiana Secretary of State. The amended Bylaws were effective on June 28, 2022. The foregoing description is qualified by reference to the full text of the Bylaws, a copy of which is filed herewith as Exhibit 3.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

3.1	Amended and Restated Articles of Incorporation of Elevance Health, Inc., as amended June 27, 2022.

3.2	Bylaws of Elevance Health, Inc., as amended June 28, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2022

ELEVANCE HEALTH, INC.

By:	/s/ Kathleen S. Kiefer
Name:	Kathleen S. Kiefer
Title:	Corporate Secretary